SUPPLY AGREEMENT

This Supply Agreement (the "Agreement") is made and entered into this 11 day of September 2003, by and between Next Day Gourmet,L.P., an Indiana limited partnership (the "Buyer") and Food Innovations, Inc., a Delaware corporation (the "Supplier").

RECITALS

This Document sets forth the terms and conditions of the Agreement between the parties whereby Supplier shall provide Buyer overnight-delivered, perishable fresh food products consisting of fresh seafood, fresh produce and other exotic fresh foods for sale to Buyer's or its Affiliates' customers, as defined below.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the sufficiency of which is hereby acknowledged, Buyer and Supplier agree as follows:

1. **DEFINITIONS**. As used herein, the term:

(a) "Affiliate" shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question. For purposes of determining whether a Person is an Affiliate, the term "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of securities, contract or otherwise, and such control must be verifiable through documentation.

(b) "Buyer Group" shall mean Buyerand its current Affiliates and subsidiaries as set forth on the attached Schedule "A". Future Affiliates and subsidiaries shall be added to or deleted from Schedule "A" during the Term of this Agreement upon giving of at least 30 days notice to Supplier.

(c) "Contract Year" shall be each of the three twelve (12) consecutive month periods during the Term of this Agreement, commencing on the date of this Agreement.

(d) "Effective Date" shall mean the date of this Agreement.

(e) "Person" shall mean any individual, corporation, unincorporated association, business, trust, estate, partnership, limited liability company, limited liability partnership, trust, government or any agency or political subdivision thereof, or any other entity.

(f) "Product(s)" shall include overnight-delivered, perishable fresh seafood, fresh produce and other exotic fresh foods, including those similar in nature to products being purchased by the Buyer Group from Supplier prior to the date hereof, as set forth on the attached Schedule "B". Future Products shall be added to or deleted from Schedule "B" during the Term upon agreement of the parties. "Products" shall not include items sold to Buyer by other

vendors, regardless of how similar such items may be to the Products. All Product supplied hereunder shall be named, branded, marked and/or copyrighted by Supplier as it shall determine in its sole discretion and Buyer shall have no rights, title or interest in the naming, branding, marking and/or protecting the labels or other marketing information regarding the Products. Supplier shall have no rights, title or interest in the naming, branding, marking and/or protecting the labels or other marketing information regarding any items, goods or products (other than the Products) which are named, branded, marked and/or copyrighted by the Buyer Group.

(g) "Term" shall have the meaning set forth in Section 5(a).

(h) "House Customers" shall mean Supplier's current customers (with whom Buyer has no relationship) as set forth on the attached Schedule "C". Future "House Customers" shall be added to or deleted from Schedule "C" during the Term of this Agreement upon the giving of no less than 30 days written notice to Buyer.

2. **PURCHASE AND SALE OF PRODUCTS.**

(a) Supplier shall supply to Buyer or directly to Buyer's customers, and Buyer shall purchase from Supplier, Products in quantities ordered by Buyer from time to time hereunder, it being understood that Buyer is under no obligation to purchase any Products or any specific volume of Products hereunder. Buyer agrees that Supplier shall be its exclusive supplier of Products during the Term, and during the Term Buyer shall not purchase Products from any other person or entity; provided, that if Supplier is unable to supply Buyer with any Product at the time Buyer orders the Product, Buyer may purchase such Product from an alternative source. Supplier agrees that during the Term, the Buyer Group shall be its exclusive prchaser of Products (other than Supplier's House Customers), and Supplier shall not directly or indirectly supply Products to any other customer, distributor, broker or any other Person

(b) Buyer shall order Products identified pursuant to purchase orders, each of which shall be placed electronicallyor sent by fax, and which shall be issued (i) by 11 a.m. Eastern time, if next-day delivery is required, or (ii) by close of business for delivery within 48 hours (as applicable, the "Applicable Lead Time"). Supplier shall ship all Products or cause all Products to be shipped directly from Supplier's vendors, to the address or addresses indicated on the purchase order, shall fill all purchase orders in full, and shall not ship any partial shipments. Partial shipments received by Buyer or Buyer's customers may be, at Buyer's or such customers' election, accepted or returned to Supplier, at Supplier's cost and expense. All shipments shall be F.O.B. Buyer's designated location of delivery, and Supplier shall retain all risk of loss until the Products are delivered to Buyer's designated location.

(c) Supplier shall deliver, or cause to be delivered, the Products ordered within the Applicable Lead Time from Supplier's receipt of a purchase order from Buyer or as otherwise agreed by the parties. Supplier shall provide Buyer with a Service Level of at least 98%. A "Service Level" shall mean within a calendar month, the percentage of total pieces delivered which provides Buyer with conforming Products fulfilling Buyer's order(s) (including the Applicable Lead Time) compared to the total pieces ordered within such order(s).

(d) Supplier shall provide Buyer with a Service Level report by the 5th day of each month, which report shall include (i) the Service Level for the previous month by Buyer receiving location, and (ii) the Service Level for the previous month in the aggregate, for all Buyer receiving locations. Buyer shall have fifteen (15) days after receipt of the monthly Service Level report to object to the Service Levels reported therein, and to provide Supplier with Buyer's calculation of the Service Levels. In the event that the Service Level for any consecutive two (2) calendar months or for any three (3) calendar months in a consecutive six (6) calendar month period is below the Service Level indicated above (either if as reported by Supplier in the monthly Service Level report or as calculated by Buyer in its objection to the monthly Service Level report), Supplier shall be deemed to be in material breach hereunder and, in addition to all other rights and remedies available to Buyer, Buyer shall be entitled to terminate this Agreement immediately.

(e) If Supplier is unable to fill any purchase order within the terms stated on its face, Supplier shall immediately notify Buyer, and Buyer shall advise Supplier if Buyer elects to revise the terms stated on the face of the purchase order, so that Supplier can meet such terms, or if Buyer elects to cancel the order. Supplier shall not be required to fill any purchase order unless it is for a minimum order of $250.00; however, achievement of the minimum order threshold shall be calculated in the aggregate for all orders placed at one time relative to one of Supplier's vendors, regardless of the locations to where such orders are to be shipped.

(f) Supplier acknowledges that it may receive purchase orders hereunder from any member of the Buyer Group, and Supplier agrees (i) to accept all such purchase orders and to ship deliveries of Products to the location or locations designated on all such purchase orders and (ii) that such members of the Buyer Group shall have all of the rights of "Buyer" under the terms of this Agreement. Buyer agrees to guaranty the payment of any undisputed outstanding bills or invoices by any member of Buyer Group which remain unpaid after the date that payment for such bills or invoices are due, provided Supplier provides Buyer with all required supporting documentation for such bills or invoices.

3. **PRICE AND TERMS**.

(a) Purchases and sales of Products shall be at selling prices set forth on the price list delivered weekly by Supplier (the "Price List"). The prices shown on the Price List shall be the delivered price, including all shipping costs, and shall be based on the geographic region to where the Products are to be delivered. All shipping costs shall be based on the gross weight of the Product, and not the size of the packing materials.

(b) Supplier shall invoice Buyer for its purchase of Products promptly upon shipment of such Products. Payment terms shall be net ten (10) days, calculated from the date Buyer receives Supplier's invoice.

4. **CLAIMS, WARRANTIES, INSURANCE AND LIMITATIONS OF LIABILITY**.

(a) Supplier expressly warrants that all Products sold hereunder shall be of merchantable quality, fit for the ordinary purposes for which such Products are normally used, wholesome and fit for human consumption, and that all Products will be manufactured, grown or farmed in accordance with applicable federal, state and local laws, rules, regulations and orders. The Products are further warranted to be:

(1) Not adulterated or misbranded (when bearing labels furnished by the vendor) within the meaning of the Federal Food, Drug, and Cosmetic Act, the Food Additive Amendment, and all other revisions and amendments thereto (the "FDA Act"), all regulations issued under the FDA Act and any other applicable federal, state, and local laws, rules or regulations, and not an article of food, drug, device or cosmetic which may not, under the provisions of Sections 404 or 505 of the FDA Act, be introduced into interstate commerce.

(2) Not adulterated, misbranded, or packaged in misbranded packages within the meaning of the terms of the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Hazardous Substances Labeling Act, the state Pure Food and Drug Acts, or any other applicable federal, state, or local laws, ordinances, rules or regulations and not an article of food, drug, device, or cosmetic which is in violation of, any federal, state, or local laws, ordinances, rules or regulations.

(3) Free from any artificial colorings and preservatives, which are not derived from a batch certified by Supplier's vendor in accordance with the FDA Act, and all other revisions and amendments thereto and all regulations issued under such act.

(b) Supplier agrees to assign, and hereby does assign, any warranties or indemnifications that it receives from its vendors related to the Products sold hereunder, to Buyer.

(c) Supplier warrants that the Products do not infringe on any United States or foreign patent, or on any other right of any other person. Supplier shall indemnify and hold the Buyer Group and its customers harmless against any claim of infringement of patent or intellectual property rights relating to the manufacture, sale or use of the Products, and shall bear all costs and expenses arising from or related to any such claim. As used herein, the term "claim" includes, without limitation, any claim for temporary or permanent injunctive relief in any action for such infringement of patent or other rights.

(d) The Supplier agrees to protect and indemnify, defend and hold harmless the Buyer Group and its customers from any loss, damage, liability, cost (including court costs and attorney's fees) and expense incurred in connection with the assessment of any fine or penalty by a governmental or regulatory body or the death or injury to persons or damage to property sustained or claimed to have been sustained by any individual, corporation or other person, directly or indirectly, arising out of, or in connection with, (i) the breach of any representations, warranties or covenants made hereunder, (ii) the growth, farming or other

manufacture of Products delivered or caused to be delivered hereunder by Supplier, or (iii) the consumption or use of any article of food or other Product from any shipment or delivery by the Supplier, its subsidiaries, affiliates, division, units or vendors, except to the extent such loss, damage, liability, cost, or expense is demonstrated by Supplier to be the direct result of negligent acts or willful misconduct of the Buyer Group or its customers. Supplier shall further indemnify and hold the Buyer Group harmless from the actual withdrawal and recall costs and expenses incurred by the Buyer Group due to defects in the manufacture or handling of Products, or if a recall of Products is ordered by a court of competent jurisdiction or governmental agency.

(e) Supplier shall assume all risk of loss or damage to the Products from any and all causes until the Products are actually received by Buyer or its customer in good condition. If Supplier or any third party engaged by Supplier shall deliver to Buyer any Product which at the time of receipt by Buyer or its customer was defaced, damaged, or in any respect not in conformity with the requirements of this Agreement, Supplier shall at its sole cost and expense replace any such returned Product by delivering to Buyer or such customer an undamaged Product which conforms in all respects to the requirements of this Agreement; provided, however, that Buyer or Buyer's customer shall be required to notify Supplier or Supplier's vendor within 12 hours of delivery of the Products of any defects, damages or non-conformities. Failure by Buyer or Buyer's customers to provide such notice shall relieve Supplier of its obligation to replace such Product if and only if such failure substantially impairs the quality of the Product that was originally delivered to Buyer or Buyer's customers.

(f) The Supplier agrees that during the term of this Agreement, and any extension thereof, the Supplier shall obtain and carry, in full force and effect, comprehensive general liability insurance, including broad form vendors and contractual liability endorsements, the policy limits for said coverage shall not be less than Two Million Dollars ($2,000,000.00) per occurrence and per annual aggregate and shall be placed with an insurance company reasonably acceptable to Buyer. The insurance coverage described in this paragraph shall be evidenced by a Certificate of Insurance, which shall be provided to Buyer upon request, shall name the Buyer Group as additional insureds and shall provide that such insurance shall be primary insurance without any right of contribution from any other insurance carried or maintained by the Buyer Group. Said insurance coverage shall not be cancelable by the Supplier except upon thirty (30) days written notice to Buyer by the insurer.

(g) This Agreement is continuing and shall be in full force and effect and shall be binding upon the Supplier with respect to each and every article of food or other Product shipped or delivered to the Buyer or its customers by the Supplier, its subsidiaries, affiliates, divisions, units or vendors.

(h) Supplier shall have the right to control the defense of any claim, suit or proceeding as to which it is indemnifying the Buyer Group pursuant to this Agreement, but the Buyer Group shall have the right to participate in the defense at the Buyer Group's expense.

(i) Buyer shall give Supplier written notice of any breach of a representation or warranty or other matter giving rise to a claim for indemnification hereunder promptly after

Buyer's discovery thereof, but Buyer's failure to give such notice shall not relieve the Supplier of any liability under this Section 4, except to the extent it is proved that Supplier suffered actual prejudice in connection with or in defending against a claim arising out of such breach, or except as otherwise set forth in Section 4(e) above.

5. **TERM AND TERMINATION**.

(a) This Agreement shall be effective as of the Effective Date and shall expire on the third anniversary of the Effective Date (the "Term").

(b) If either party shall suspend its business or become bankrupt or insolvent, or if a receiver or similar official is appointed for all or substantially all of its assets the other party may terminate this Agreement by giving thirty (30) days prior written notice to such party. If either party is in material breach of its obligations hereunder, and has not cured such breach within fifteen (15) days after receiving written notice of such breach, in addition to any remedies available at law or in equity, the non-breaching party may terminate this Agreement.

(c) Notwithstanding anything set forth herein to the contrary, either party may terminate this Agreement for any reason at any time upon giving ninety (90) days prior written notice to the other party.

(d) The termination or expiration of this Agreement shall not terminate any liability of either party arising under Section 4 and Section 6, or out of conduct prior to the actual date of termination.

6. **NON-SOLICITATION [~~AND EXCLUSIVITY~~]**.

(a) Solicitations of Customers. For a period commencing on the Effective Date and ending on the date that is one year after the expiration or earlier termination of this Agreement, Supplier shall not, directly or indirectly, for Supplier's own account or as stockholder, member, partner, agent or otherwise for or on behalf of any Person other than Buyer, sell or broker, offer to sell or broker or solicit any orders for the purchase of any Products during the Measuring Period to or from any Person which was a customer of Buyer at any time during the Measuring Period. The "Measuring Period" shall be the one (1) year period preceding the date of expiration or earlier termination of this Agreement. For purposes of this Agreement, (a) "customers of Buyer" means and includes (i) any and all Persons which (A) have done business with any member of the Buyer Group as a customer during the relevant time period, or (B) have been contacted by any member of the Buyer Group for the purpose of purchasing the Products, and (ii) all Persons which control, or are controlled by, the same Person which controls, any such customer of Buyer. Supplier shall include any of Supplier's employees or agents who are directly or indirectly working with the Buyer Group in any way associated with the Products and services provided under this Agreement. Notwithstanding the foregoing, sales of Products to House Customers shall not constitute a violation of this Section 6(a).

(b) Solicitations of House Customers. For a period commencing on the Effective Date and ending on the date that is one year after the expiration or earlier termination

of this Agreement, Buyer shall not, directly or indirectly, for Buyer's own account or as stockholder, member, partner, agent or otherwise for or on behalf of any Person other than Buyer, sell or broker, offer to sell or broker or solicit any orders for the purchase of any Products during the Measuring Period to or from any House Customer during the Measuring Period. The "Measuring Period" shall be the one (1) year period preceding the date of expiration or earlier termination of this Agreement. Buyer shall include any of Buyer's employees or agents who are directly or indirectly working with Supplier in any way associated with the Products and services provided under this Agreement.

(c) Binding Effect; Third Party Beneficiaries. The provisions of this Section 6 shall inure to the benefit of the parties and their respective successors and assigns, as well as to the benefit of the Buyer Group. Supplier acknowledges and agrees that the members of the Buyer Group are intended to be beneficiaries of the covenants and agreements made by Supplier herein, even though not named herein, and that each member of the Buyer Group shall have the right to exercise all remedies available to it under the terms hereof in the event of any breach or threatened breach by Supplier of the covenants and agreements made by Supplier herein.

(d) Remedies for Breach. Supplier and Buyer further acknowledge and agree that each party's obligations under Section 6 of this Agreement are unique and that any breach or threatened breach of such obligations may result in irreparable harm and substantial damages to the other party. Accordingly, in the event of a breach or threatened breach of any of the provisions of Section 6 of this Agreement, Buyer and each member of the Buyer Group or Supplier, as applicable, shall have the right, in addition to exercising any other remedies at law or equity which may be available to it under this Agreement or otherwise, to obtain ex parte, preliminary, interlocutory, temporary or permanent injunctive relief, specific performance and other equitable remedies in any court of competent jurisdiction to prevent Supplier or Buyer, as applicable, from violating such provision or provisions or to prevent the continuance of any violation thereof, together with an award or judgment for any and all damages, losses, liabilities, expenses and costs incurred as a result of such breach or threatened breach including, but not limited to, reasonable attorneys' fees in connection with, or as a result of, the enforcement of this Agreement. The parties expressly waive any requirement based on any statute, rule or procedure, or other source, that a bond be posted as a condition of obtaining any of the above-described remedies.

(e) Divisibility. Supplier agrees that the provisions of this Section 6 are divisible and separable so that if any provision or provisions hereof shall be held to be unreasonable, unlawful or unenforceable, such holding shall not impair the remaining provisions hereof. If any provision hereof is held to be unreasonable, unlawful or unenforceable in duration, geographical scope or character of restriction by any court of competent jurisdiction, such provision shall be modified to the extent necessary in order that any such provision or portion thereof shall be legally enforceable to the fullest extent permitted by law, and the parties hereto do hereby expressly authorize any court of competent jurisdiction to enforce any such provision or portion thereof or to modify any such provision or portion thereof in order that any such provision or portion thereof shall be enforced by such court to the fullest extent permitted by applicable law.

7. **OTHER AGREEMENTS OF THE PARTIES.**

(a) At Supplier's expense, Supplier agrees to provide training to Buyer's salespeople, as reasonably requested by Buyer, to educate Buyer's salespeople with respect to the Products sold hereunder. Supplier shall also accompany Buyer's salespeople on visits to Buyer's customers, to assist in the promotion and marketing of the Products, as requested.

8. **ARBITRATION OF DISPUTES.**

(a) Supplier and Buyer mutually desire that friendly collaboration be maintained between themselves. Accordingly, they shall initially attempt to resolve in a friendly manner all disagreements and misunderstandings connected with their respective rights and obligations under this Agreement, including any amendments hereof

(b) To the extent that any dispute cannot be resolved agreeably in a friendly manner the dispute may, but need not be, mediated by a mutually acceptable mediator as may be chosen by Supplier and Buyer within twenty (20) days after delivery of written notice by the party seeking mediation to the other party. The parties may also agree to attempt some other form of alternate dispute resolution ("ADR") in lieu of mediation, including by way of example and without limitation neutral fact-finding or a mini-trial. Neither party, however, is obligated to proceed under the terms of this Section 8(b) unless all parties to such dispute mutually agree.

(c) To the extent that any misunderstanding or dispute is not resolved pursuant to the procedures set forth in Section 8(a) and 8(b), and except for any dispute arising out of or related to the provisions of Section 6 of this Agreement with respect to which Buyer elects to seek equitable relief, either party shall, if it wishes to resolve such misunderstanding or dispute, invoke arbitration by giving written notice of arbitration to the other party. All disputes submitted to arbitration pursuant to this Agreement shall be settled in accordance with the Commercial Arbitration Rules of the American Arbitration Association by three arbitrators, one selected by Buyer, one selected by Supplier and the third selected by the first two arbitrators. In cases where an arbitration proceeding will involve legal matters, the arbitrators shall apply Maryland substantive law. All arbitration proceedings shall be conducted in Columbia, Maryland or such other location as Buyer and Supplier may mutually select. The decision of the arbitration panel shall be final and binding upon the parties and enforceable in any court of competent jurisdiction

d) Each of Buyer and Supplier shall bear its costs of mediation or ADR or arbitration, but Buyer and Supplier agree to share equally the costs of the arbitrator, mediator or other persons or forum to whom or to which the parties jointly appeal for assistance in resolving a dispute. The prevailing party in any arbitration proceeding conducted in accordance with Section(c) shall be entitled to recover all of the legal fees and expenses it reasonably incurred in connection with the arbitration proceeding from the other party and the panel of arbitrators shall be instructed to include an award of attorneys' fees consistent with this provision in their ruling.

9. **FORCE MAJEURE**. The obligations of the parties hereto, and their permitted assigns, except the obligation to pay monies when due hereunder, shall be subject to all acts of God: riots and insurrections; interference by civil, military or naval authorities; governmental actions; accidents; storms, fire or other casualty; and other similar events of force majeure which are beyond the reasonable control of the party obligated to perform hereunder (provided that such affected party uses good faith and diligent efforts to perform its obligations despite the occurrence of such event), and such performance obligation shall be suspended during the period of such force majeure; provided that in the event of any such force majeure, the Contract Year during which such force majeure occurs shall be extended by the length of such force majeure, and the Term shall be extended for a corresponding time period; and provided further, however, if any party intends to rely on an event of force majeure to suspend its obligation to perform hereunder, such party shall provide written notice to the other party of its intent to rely on such a force majeure event and identify specifically such event. In the event that as a result of any force majeure event, Supplier is unable to satisfy fully orders for one or more Products ordered by Buyer and for similar products ordered by other customers of Supplier, Supplier shall allocate at least that percentage of such Products as are available to Supplier among Buyer's orders for such Products and orders for similar products by other customers of Supplier in the same proportion as Buyer's historic (or projected) purchases of such Products from Supplier bears to the historic purchases of similar products by such other customers of Supplier to whom Supplier has a contractual commitment to supply similar product

10. **ASSIGNMENT; THIRD PARTY BENEFICIARY**. Except as expressly permitted in this Section 10, this Agreement may not be assigned by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld or unduly delayed; provided, however that the Buyer may assign this Agreement to any member of the Buyer Group without obtaining the consent of the Supplier. This Agreement is intended to and shall benefit the Buyer and each other member of the Buyer Group.

11. **ENTIRE AGREEMENT**

(a) This Agreement supersedes all prior communications, representations or agreements between the parties, whether verbal or written, including any printed terms and conditions which may appear on Buyer's or Supplier's purchase orders, invoices or other forms to the extent such terms are different from or inconsistent herewith, provided, however, that Buyer's instructions and requests relating solely to date and method of delivery of the Products which are stated on the face of any purchase order and/or release form, and agreed upon by the parties, shall be complied with and supersede all terms and conditions contained herein with respect to such individual orders.

(b) This Agreement contains the entire agreement between the parties with respect to the subject matter hereof, and prior or collateral representations, promises or conditions in connection with or in respect to the subject matter hereof that are not incorporated herein are not binding upon either of the parties. Any modification of this Agreement must be in writing and signed by the party or parties to be charged.

(c) The invalidity, illegality or unenforceability of any one or more provisions of this Agreement shall in no way affect or impair the validity, legality or enforceability of the remaining provisions hereof, which shall remain in full force and effect.

12. **WAIVER**. The remedies reserved to Buyer or Supplier herein shall be cumulative and in addition to all other or further remedies provided by law. No waiver by either party of any breach, default or violation of any term, warranty, representation, agreement, covenant, condition or provision hereof shall constitute a waiver of any subsequent breach, default or violation of the same or other term, warranty, representation, agreement, covenant, condition or provision.

13. **LIMIT OF AUTHORITY**. Both parties are independent contractors and this Agreement does not constitute either party as the legal representative of the other for any purpose whatsoever. Neither party has authority to assume or create any obligation whatsoever, expressed or implied, on behalf or in the name of the other party, nor to bind the other in any manner whatsoever.

14. **MODIFICATIONS**. No modification, amendment, extension, renewal, rescission, termination or waiver of any of the provisions contained herein, or any future representation, promise or condition in connection with the subject matter hereof, shall be binding upon either party unless in writing and signed by an officer on its behalf

15. **GOVERNING LAW**. The validity, construction and performance of this Agreement shall be governed by the laws of the State of Maryland.

16. **NOTICES**. Any notice, request, instruction or other document or communication required or permitted to be given under this Agreement shall be in writing and shall only be deemed given (a) upon delivery in person, (b) one business day after delivery to a reputable overnight courier service, such as Federal Express, or (c) five business days after being deposited in the mail, postage prepaid, certified or registered mail, as follows:

If to Buyer, delivered or addressed to:

Next Day Gourmet, Inc.
c/o U.S. Foodservice, Inc.
9755 Patuxent Woods Drive
Columbia, Maryland 21046
Attention: Rick Barnhardt and Steve Horan

with a required copy to:

U.S. Foodservice, Inc.
9755 Patuxent Woods Drive
Columbia, Maryland 21046
Attention: General Counsel

John B. Frisch, Esquire
Miles & Stockbridge P.C.
10 Light Street
Baltimore, Maryland 21202

If to Supplier, delivered or addressed to:

Food Innovations, Inc.
1923 Trade Center Way, Suite #1
Naples, FL 34109
Attention: CAF I Liakas COO

with a required copy to:

Casey Wolff, Esq.
Mark Slack, Esq.
Paulich, Slack & Wolff, P.A.
801 Anchor Rode Drive, Suite 203
Naples, FL 34103
Tele. (239) 261-0544
E-mail: caseywolff@earthlink.net

Notice of any change in any such address shall also be given in the manner set forth above.

IN WITNESS WHEREOF, Buyer and Supplier have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

NEXT DAY GOURMET, L.P.
by Next Day Gourmet, Inc., General Partner

By: [signature]
EVP Purchasing & Marketing

FOOD INNOVATIONS, INC.

By: [signature]
CEO/Chairman

SCHEDULE A

Subsidiaries and Affiliates included in Buyer's Group

U.S. Foodservice
U.S. Foodservice, Inc.
Allen Foods, Inc.
Superior Products Catalog Company, LLC
USF/Parkway Foodservice, LLC
U.S. Foodservice of Buffalo, Inc.
E & H Distributing Co.
PYA/Monarch, LLC
Alliant Foodservice, Inc.
Alliant/Atlantic Foodservice, Inc.
Stock Yards Meat Packing Company, LLC
City Meats & Provisions Company, Inc.
Keener's Incorporated

SCHEDULE B

List of Products

SCHEDULE C

Supplier's House Customers